Exhibit 10.1.1

SUPPLEMENT

TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

EVERCORE LP

This Supplement (this “Supplement”) to the Amended and Restated Limited Partnership Agreement, dated as of August 7, 2006 (the “Agreement”), of Evercore LP, a Delaware limited partnership (the “Partnership”) by and among Evercore Partners Inc., a Delaware corporation, as general partner of the Partnership (the “General Partner”), and the Limited Partners (as defined therein) of the Partnership, is made as of the 7th day of August, 2006.

W I T N E S S E T H

WHEREAS, the General Partner has determined to supplement the Agreement as set forth herein; and

WHEREAS, this Supplement does not adversely affect any Limited Partner’s Units in any material respect.

NOW THEREFORE:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

(2) Supplement to Agreement. The Agreement is hereby supplemented as follows:

(a) Notwithstanding anything to the contrary set forth in the Agreement (with the exception of Section 8.07 thereof, which shall apply in each case) and in addition to any other Transfers that may be permitted therein, at any time following the first underwritten public offering of shares of Class A Common Stock, if any, consummated subsequent to the IPO (such subsequent underwritten public offering, the “Subsequent Offering”) (i) Roger C. Altman or his Related Partner may, without the authorization of or notice to the Equity Committee, Transfer Vested Initial Units having an aggregate value of $10 million (such value determined based on the market price of the Class A Common Stock at the time of Transfer) to one or more Charities (such Charities, “Altman Charitable Donees”) or exchange such Vested Initial Units for shares of Class A Common Stock for onward Transfer to such Altman Charitable Donees and (ii) such Altman Charitable Donees may, without the authorization of or notice to the Equity Committee, freely Transfer such Vested Initial Units or such shares of Class A Common Stock to any other Person; provided, that Roger C. Altman shall not have at the time of any such Transfer ceased to be employed by, or to serve as a director of, the General Partner, the Partnership or any of its subsidiaries other than as a result of death, disability or retirement in the ordinary course.

(b) Transfers of shares of Class A Common Stock by Altman Charitable Donees pursuant to clause (a) above shall be subject to (i) reasonable periodic volume limitations that may be imposed by the Equity Committee to minimize disruption in the trading of the Class A Common Stock and (ii) lock-up periods, if any, imposed by the underwriters of any underwritten public offering of shares of Class A Common Stock.

(c) Should the Equity Committee offer Roger C. Altman, his Related Partner and/or the Altman Donees the opportunity to participate in one or more public offerings of shares of Class A Common Stock subsequent to the Subsequent Offering (“Additional Subsequent Offerings”), the aggregate value of the Vested Initial Units and shares of Class A Common Stock that may be Transferred by Roger C. Altman, his Related Partner and/or the Altman Donees pursuant to clause (a) above shall thereafter be reduced by the aggregate value of the Vested Initial Units and shares of Class A Common Stock as to which such participation was offered (such value determined based on the initial public offering price per share of the Class A Common Stock in each such Additional Subsequent Offering); provided that no such offer of participation shall in any way affect any Transfer effected prior to such offer.

(3) Governing Law. This Supplement shall be governed by, and construed in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and attested, all as of the date first above written.

EVERCORE PARTNERS INC.

By:	/s/ Austin M. Beutner
Name:	Austin M. Beutner
Title:	President and Co-Chief Executive Officer

Acknowledged:

EVERCORE LP

By:	Evercore Partners Inc., its General Partner

By:	/s/ Austin M. Beutner
Name:	Austin M. Beutner
Title:	President and Co-Chief Executive Officer

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